LOGO

                               RiskMetrics Group

--------------------------------------------------------------------------------

                    2008 U.S. Proxy Voting Guidelines Summary

                             ISS Governance Services

                                December 17, 2007

--------------------------------------------------------------------------------



















Copyright (C) 2007 by RiskMetrics Group.

All rights reserved. No part of this publication may be reproduced or transmitted in any form or by any means, electronic or mechanical, including photocopy, recording, or any information storage and retrieval system, without permission in writing from the publisher. Requests for permission to make copies of any part of this work should be sent to: RiskMetrics Group Marketing Department, One Chase Manhattan Plaza, 44th Floor, New York, NY 10005. RiskMetrics Group is a trademark used herein under license.

Risk Management  |  RiskMetrics Labs  |  ISS Governance Services
                                                |  Financial Research & Analysis

                              www.riskmetrics.com

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------


                             ISS Goverance Services
                    2008 U.S. Proxy Voting Guidelines Summary

                 Effective for Meetings on or after Feb 1, 2008
                              Updated Dec 17, 2007

The following is a condensed version of the proxy voting recommendations contained in the ISS Governance Services ("ISS") Proxy Voting Manual.

Table of Contents

1. OPERATIONAL ITEMS ......................................................    6
Adjourn Meeting ...........................................................    6
Amend Quorum Requirements .................................................    6
Amend Minor Bylaws ........................................................    6
Auditor Indemnification and Limitation of Liability .......................    6
Auditor Ratification ......................................................    6
Change Company Name .......................................................    7
Change Date, Time, or Location of Annual Meeting ..........................    7
Transact Other Business ...................................................    7

2. BOARD OF DIRECTORS: ....................................................    8
Voting on Director Nominees in Uncontested Elections ......................    8
2008 Classification of Directors ..........................................   10
Age Limits ................................................................   11
Board Size ................................................................   11
Classification/Declassification of the Board ..............................   12
Cumulative Voting .........................................................   12
Director and Officer Indemnification and Liability Protection .............   12
Establish/Amend Nominee Qualifications ....................................   12
Filling Vacancies/Removal of Directors ....................................   13
Independent Chair (Separate Chair/CEO) ....................................   13
Majority of Independent Directors/Establishment of Committees .............   14
Majority Vote Shareholder Proposals .......................................   14
Office of the Board .......................................................   14
Open Access ...............................................................   14
Performance Test for Directors ............................................   15
Stock Ownership Requirements ..............................................   16
Term Limits ...............................................................   16

3. PROXY CONTESTS .........................................................   17
Voting for Director Nominees in Contested Elections .......................   17
Reimbursing Proxy Solicitation Expenses ...................................   17
Confidential Voting .......................................................   17

4. ANTITAKEOVER DEFENSES AND VOTING RELATED ISSUES ........................   18
Advance Notice Requirements for Shareholder Proposals/Nominations .........   18
Amend Bylaws without Shareholder Consent ..................................   18
Poison Pills ..............................................................   18
Shareholder Ability to Act by Written Consent .............................   18
Shareholder Ability to Call Special Meetings ..............................   19

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                      -2-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Supermajority Vote Requirements ...........................................   19

5. MERGERS AND CORPORATE RESTRUCTURINGS ...................................   20
Overall Approach ..........................................................   20
Appraisal Rights ..........................................................   20
Asset Purchases ...........................................................   20
Asset Sales ...............................................................   20
Bundled Proposals .........................................................   21
Conversion of Securities ..................................................   21
Corporate Reorganization/Debt Restructuring/Prepackaged
  Bankruptcy Plans/Reverse Leveraged
Buyouts/Wrap Plans ........................................................   21
Formation of Holding Company ..............................................   21
Going Private Transactions (LBOs, Minority Squeezeouts,
  and Going Dark) .........................................................   22
Joint Ventures ............................................................   22
Liquidations ..............................................................   22
Mergers and Acquisitions/ Issuance of Shares to
  Facilitate Merger or Acquisition ........................................   22
Private Placements/Warrants/Convertible Debentures ........................   23
Spinoffs ..................................................................   23
Value Maximization Proposals ..............................................   23

6. STATE OF INCORPORATION .................................................   24
Control Share Acquisition Provisions ......................................   24
Control Share Cash-Out Provisions .........................................   24
Disgorgement Provisions ...................................................   24
Fair Price Provisions .....................................................   24
Freeze-Out Provisions .....................................................   25
Greenmail .................................................................   25
Reincorporation Proposals .................................................   25
Stakeholder Provisions ....................................................   25
State Antitakeover Statutes ...............................................   25

7. CAPITAL STRUCTURE ......................................................   26
Adjustments to Par Value of Common Stock ..................................   26
Common Stock Authorization ................................................   26
Dual-Class Stock ..........................................................   26
Issue Stock for Use with Rights Plan ......................................   26
Preemptive Rights .........................................................   26
Preferred Stock ...........................................................   27
Recapitalization ..........................................................   27
Reverse Stock Splits ......................................................   27
Share Repurchase Programs .................................................   28
Stock Distributions: Splits and Dividends .................................   28
Tracking Stock ............................................................   28

8. EXECUTIVE AND DIRECTOR COMPENSATION ....................................   29
Equity Compensation Plans .................................................   29
Cost of Equity Plans ......................................................   29
Repricing Provisions ......................................................   29
Pay-for-Performance Disconnect ............................................   30
Three-Year Burn Rate/Burn Rate Commitment .................................   31
Poor Pay Practices ........................................................   33
Specific Treatment of Certain Award Types in Equity Plan Evaluations: .....   34
Dividend Equivalent Rights ................................................   34

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                      -3-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Liberal Share Recycling Provisions ........................................   34
Option Overhang Cost ......................................................   34
Other Compensation Proposals and Policies .................................   35
401(k) Employee Benefit Plans .............................................   35
Advisory Vote on Executive Compensation (Say-on-Pay)
  Management Proposals ....................................................   35
Director Compensation .....................................................   36
Director Retirement Plans .................................................   36
Employee Stock Ownership Plans (ESOPs) ....................................   36
Employee Stock Purchase Plans-- Qualified Plans ...........................   37
Employee Stock Purchase Plans-- Non-Qualified Plans .......................   37
Incentive Bonus Plans and Tax Deductibility Proposals
  (OBRA-Related Compensation Proposals) ...................................   37
Options Backdating ........................................................   38
Option Exchange Programs/Repricing Options ................................   38
Stock Plans in Lieu of Cash ...............................................   39
Transfer Programs of Stock Options ........................................   39
Shareholder Proposals on Compensation .....................................   40
Advisory Vote on Executive Compensation (Say-on-Pay) ......................   40
Compensation Consultants- Disclosure of Board or
  Company's Utilization ...................................................   40
Disclosure/Setting Levels or Types of Compensation for
  Executives and Directors ................................................   40
Pay for Superior Performance ..............................................   40
Performance-Based Awards ..................................................   41
Pension Plan Income Accounting ............................................   41
Pre-Arranged Trading Plans (10b5-1 Plans) .................................   41
Recoup Bonuses ............................................................   42
Severance Agreements for Executives/Golden Parachutes .....................   42
Share Buyback Holding Periods .............................................   42
Stock Ownership or Holding Period Guidelines ..............................   42
Supplemental Executive Retirement Plans (SERPs) ...........................   43
Tax Gross-Up Proposals ....................................................   43

9. CORPORATE SOCIAL RESPONSIBILITY (CSR) ISSUES ...........................   44
Animal Welfare ............................................................   44
Animal Testing ............................................................   44
Animal Welfare Policies ...................................................   44
Controlled Atmosphere Killing (CAK) .......................................   44
Consumer Issues ...........................................................   44
Genetically Modified Ingredients ..........................................   44
Consumer Lending ..........................................................   45
Pharmaceutical Pricing ....................................................   45
Pharmaceutical Product Reimportation ......................................   45
Product Safety and Toxic Materials ........................................   46
Tobacco ...................................................................   46
Diversity .................................................................   47
Board Diversity ...........................................................   47
Equality of Opportunity and Glass Ceiling .................................   47
Sexual Orientation and Domestic Partner Benefits ..........................   48
Climate Change and the Environment ........................................   48
Climate Change ............................................................   48
Concentrated Area Feeding Operations (CAFO) ...............................   48
Energy Efficiency .........................................................   48
Facility Safety (Nuclear and Chemical Plant Safety) .......................   49




--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                      -4-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

General Environmental Reporting ...........................................   49
Greenhouse Gas Emissions ..................................................   49
Operations in Protected Areas .............................................   49
Recycling .................................................................   49
Renewable Energy ..........................................................   49
General Corporate Issues ..................................................   50
Charitable Contributions ..................................................   50
CSR Compensation-Related Proposals ........................................   50
HIV/AIDS ..................................................................   50
Lobbying Expenditures/Initiatives .........................................   51
Political Contributions and Trade Associations Spending ...................   51
International Issues, Labor Issues, and Human Rights ......................   51
China Principles ..........................................................   51
Codes of Conduct ..........................................................   52
Community Impact Assessments ..............................................   52
Foreign Military Sales/Offsets ............................................   52
Internet Privacy and Censorship ...........................................   52
MacBride Principles .......................................................   53
Nuclear and Depleted Uranium Weapons ......................................   53
Operations in High Risk Markets ...........................................   53
Outsourcing/Offshoring ....................................................   53
Vendor Standards ..........................................................   53
Sustainability ............................................................   54
Sustainability Reporting ..................................................   54

10. MUTUAL FUND PROXIES ...................................................   55
Election of Directors .....................................................   55
Converting Closed-end Fund to Open-end Fund ...............................   55
Proxy Contests ............................................................   55
Investment Advisory Agreements ............................................   55
Approving New Classes or Series of Shares .................................   55
Preferred Stock Proposals .................................................   55
1940 Act Policies .........................................................   56
Changing a Fundamental Restriction to a Nonfundamental Restriction ........   56
Change Fundamental Investment Objective to Nonfundamental .................   56
Name Change Proposals .....................................................   56
Change in Fund's Subclassification ........................................   56
Disposition of Assets/Termination/Liquidation .............................   56
Changes to the Charter Document ...........................................   56
Changing the Domicile of a Fund ...........................................   57
Authorizing the Board to Hire and Terminate Subadvisors
  Without Shareholder Approval ............................................   57
Distribution Agreements ...................................................   57
Master-Feeder Structure ...................................................   57
Mergers ...................................................................   57
Shareholder Proposals for Mutual Funds ....................................   57
Establish Director Ownership Requirement ..................................   57
Reimburse Shareholder for Expenses Incurred ...............................   58
Terminate the Investment Advisor ..........................................   58


--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                      -5-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

1. Operational Items

Adjourn Meeting

Generally vote AGAINST proposals to provide management with the authority to adjourn an annual or special meeting absent compelling reasons to support the proposal. Vote FOR proposals that relate specifically to soliciting votes for a merger or transaction if supporting that merger or transaction.

Vote AGAINST proposals if the wording is too vague or if the proposal includes "other business."

Amend Quorum Requirements

Vote AGAINST proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

Amend Minor Bylaws

Vote FOR bylaw or charter changes that are of a housekeeping nature (updates or corrections).

Auditor Indemnification and Limitation of Liability

Consider the issue of auditor indemnification and limitation of liability on a CASE-BY-CASE basis. Factors to be assessed include, but are not limited to:

     o The terms of the auditor agreement- the degree to which these agreements impact shareholders' rights;

     o    Motivation and rationale for establishing the agreements;

     o    Quality of disclosure; and

     o    Historical practices in the audit area.

WTHHOLD or vote AGAINST members of an audit committee in situations where there is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Auditor Ratification

Vote FOR proposals to ratify auditors, unless any of the following apply:

     o An auditor has a financial interest in or association with the company, and is therefore not independent;
     o There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position;
     o Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or
     o    Fees for non-audit services ("Other" fees) are excessive.

Non-audit fees are excessive if:

Non-audit ("other") fees >audit fees + audit-related fees + tax compliance/preparation fees

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                      -6-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Tax compliance and preparation include the preparation of original and amended tax returns, refund claims and tax payment planning. All other services in the tax category, such as tax advice, planning or consulting should be added to "Other" fees. If the breakout of tax fees cannot be determined, add all tax fees to "Other" fees.

In circumstances where "Other" fees include fees related to significant one-time capital structure events: initial public offerings, bankruptcy emergence, and spin-offs; and the company makes public disclosure of the amount and nature of those fees which are an exception to the standard "non-audit fee" category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/tax compliance and preparation for purposes of determining whether non-audit fees are excessive.

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account:

     o    The tenure of the audit firm;
     o    The length of rotation specified in the proposal;
     o    Any significant audit-related issues at the company;
     o    The number of Audit Committee meetings held each year;
     o    The number of financial experts serving on the committee; and
     o Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

Change Company Name

Vote FOR proposals to change the corporate name.

Change Date, Time, or Location of Annual Meeting

Vote FOR management proposals to change the date, time, and/or location of the annual meeting unless the proposed change is unreasonable. Vote AGAINST shareholder proposals to change the date, time, and/or location of the annual meeting unless the current scheduling or location is unreasonable.

Transact Other Business

Vote AGAINST proposals to approve other business when it appears as voting item.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                      -7-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

2. Board of Directors:

Voting on Director Nominees in Uncontested Elections

Vote on director nominees should be determined on a CASE-BY-CASE basis.

Vote AGAINST or WITHHOLD(1) from individual directors who:

     o Attend less than 75 percent of the board and committee meetings without a valid excuse (such as illness, service to the nation, work on behalf of the company);
     o    Sit on more than six public company boards;
     o Are CEOs of public companies who sit on the boards of more than two public companies besides their own-- withhold only at their outside boards.

Vote AGAINST or WITHHOLD from all nominees of the board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:

     o The company's proxy indicates that not all directors attended 75% of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, vote against/withhold from all incumbent directors;
     o The company's poison pill has a dead-hand or modified dead-hand feature. Vote against/withhold every year until this feature is removed;
     o The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of an newly public company, does not commit to put the pill to a shareholder vote within 12 months following the
          IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;
     o The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);
     o The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);
     o The board failed to act on takeover offers where the majority of the shareholders tendered their shares;
     o At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;
     o The company is a Russell 3000 company that underperformed its industry group (GICS group) under the criteria discussed in the section "Performance Test for Directors";
     o The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election-any or all appropriate nominees (except new) may be held accountable.


--------
(1) In general, companies with a plurality vote standard use "Withhold" as the valid contrary vote option in director elections; companies with a majority vote standard use "Against". However, it will vary by company and the proxy must be checked to determine the valid contrary vote option for the particular company.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                      -8-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Vote AGAINST or WITHHOLD from Inside Directors and Affiliated Outside Directors (per the Classification of Directors below) when:

     o The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;
     o The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;
     o The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;
     o    The full board is less than majority independent.

Vote AGAINST or WITHHOLD from the members of the Audit Committee if:

     o The non - audit fees paid to the auditor are excessive (see discussion under Auditor Ratification);
     o Poor accounting practices are identified which rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or
     o There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote AGAINST or WITHHOLD from the members of the Compensation Committee if:

     o There is a negative correlation between the chief executive's pay and company performance (see discussion under Equity Compensation Plans);
     o The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;
     o The company fails to submit one-time transfers of stock options to a shareholder vote;
     o The company fails to fulfill the terms of a burn rate commitment they made to shareholders;
     o    The company has backdated options (see "Options Backdating" policy);
     o The company has poor compensation practices (see "Poor Pay Practices" policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.

Vote AGAINST or WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                      -9-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

  2008 Classification of Directors  Inside
  Director (I)

     o    Employee of the company or one of its affiliates(1);
     o Non-employee officer of the company if among the five most highly paid individuals (excluding interim CEO);
     o    Listed as a Section 16 officer(2);
     o    Current interim CEO;
     o Beneficial owner of more than 50 percent of the company's voting power (this may be aggregated if voting power is distributed among more than one member of a defined group).

  Affiliated Outside Director (AO)

     o    Board attestation that an outside director is not independent;
     o    Former CEO of the company(3);
     o    Former CEO of an acquired company within the past five years;
     o Former interim CEO if the service was longer than 18 months. If the service was between twelve and eighteen months an assessment of the interim CEO's employment agreement will be made;(4)
     o Former executive(2) of the company, an affiliate or an acquired firm within the past five years;
     o Executive(2) of a former parent or predecessor firm at the time the company was sold or split off from the parent/predecessor within the past five years;
     o Executive(2), former executive, general or limited partner of a joint venture or partnership with the company;
     o Relative(5) of a current Section 16 officer of company or its affiliates;
     o Relative(5) of a current employee of company or its affiliates where additional factors raise concern (which may include, but are not limited to, the following: a director related to numerous employees; the company or its affiliates employ relatives of numerous board members; or a non-Section 16 officer in a key strategic role);
     o Relative(5) of former Section 16 officer, of company or its affiliate within the last five years;
     o Currently provides (or a relative(5) provides) professional services(6) to the company, to an affiliate of the company or an individual officer of the company or one of its affiliates in excess of $10,000 per year;
     o Employed by (or a relative(5) is employed by) a significant customer or supplier(7);
     o Has (or a relative(5) has) any transactional relationship with the company or its affiliates excluding investments in the company through a private placement; (7)
     o Any material financial tie or other related party transactional relationship to the company;
     o Party to a voting agreement to vote in line with management on proposals being brought to shareholder vote;
     o Has (or a relative(5) has) an interlocking relationship as defined by the SEC involving members of the board of directors or its Compensation and Stock Option Committee; (8)
     o    Founder (9) of the company but not currently an employee;
     o Is (or a relative(5) is) a trustee, director or employee of a charitable or non-profit organization that receives grants or endowments(7) from the company or its affiliates(1).

Independent Outside Director (IO)

     o    No material(10) connection to the company other than a board seat.

Footnotes:

(1) "Affiliate" includes a subsidiary, sibling company, or parent company. ISS uses 50 percent control ownership by the parent company as the standard for applying its affiliate designation.

(2) "Executives" (officers subject to Section 16 of the Securities and Exchange Act of 1934) include the chief

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -10-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

executive, operating, financial, legal, technology, and accounting officers of a company (including the president, treasurer, secretary, controller, or any vice president in charge of a principal business unit, division or policy function). A non-employee director serving as an officer due to statutory requirements (e.g. corporate secretary) will be classified as an Affiliated Outsider. If the company provides additional disclosure that the director is not receiving additional compensation for serving in that capacity, then the director will be classified as an Independent Outsider.

(3) Includes any former CEO of the company prior to the company's initial public offering (IPO).

(4) ISS will look at the terms of the interim CEO's employment contract to determine if it contains severance pay, long-term health and pension benefits or other such standard provisions typically contained in contracts of permanent, non-temporary CEOs. ISS will also consider if a formal search process was underway for a full-time CEO at the time.

(5) "Relative" follows the SEC's new definition of "immediate family members" which covers spouses, parents, children, step-parents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.

(6) Professional services can be characterized as advisory in nature and generally include the following: investment banking / financial advisory services; commercial banking (beyond deposit services); investment services; insurance services; accounting/audit services; consulting services; marketing services; and legal services. The case of participation in a banking syndicate by a non-lead bank should be considered a transaction (and hence subject to the associated materiality test) rather than a professional relationship.

(7) If the company makes or receives annual payments exceeding the greater of $200,000 or 5 percent of the recipient's gross revenues. (The recipient is the party receiving the financial proceeds from the transaction).

(8) Interlocks include: (a) executive officers serving as directors on each other's compensation or similar committees (or, in the absence of such a committee, on the board); or (b) executive officers sitting on each other's boards and at least one serves on the other's compensation or similar committees (or, in the absence of such a committee, on the board).

(9) The operating involvement of the Founder with the company will be considered. Little to no operating involvement may cause ISS to deem the Founder as an independent outsider.

(10) For purposes of ISS' director independence classification, "material" will be defined as a standard of relationship (financial, personal or otherwise) that a reasonable person might conclude could potentially influence one's objectivity in the boardroom in a manner that would have a meaningful impact on an individual's ability to satisfy requisite fiduciary standards on behalf of shareholders.

Age Limits

Vote AGAINST shareholder or management proposals to limit the tenure of outside directors through mandatory retirement ages.

Board Size

Vote FOR proposals seeking to fix the board size or designate a range for the board size. Vote AGAINST proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -11-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Classification/Declassification of the Board
Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

Cumulative Voting

Generally vote AGAINST proposals to eliminate cumulative voting.

Generally vote FOR proposals to restore or provide for cumulative voting unless:

     o The company has proxy access or a similar structure(2) to allow shareholders to nominate directors to the company's ballot; and
     o The company has adopted a majority vote standard, with a carve-out for plurality voting in situations where there are more nominees than seats, and a director resignation policy to address failed elections.

Vote FOR proposals for cumulative voting at controlled companies (insider voting power > 50%).

Director and Officer Indemnification and Liability Protection

Vote CASE-BY-CASE on proposals on director and officer indemnification and liability protection using Delaware law as the standard. Vote AGAINST proposals to eliminate entirely directors' and officers' liability for monetary damages for violating the duty of care.

Vote AGAINST indemnification proposals that would expand coverage beyond just legal expenses to liability for acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness.

Vote AGAINST proposals that would expand the scope of indemnification to provide for mandatory indemnification of company officials in connection with acts that previously the company was permitted to provide indemnification for at the discretion of the company's board (i.e., "permissive indemnification") but that previously the company was not required to indemnify.

Vote FOR only those proposals providing such expanded coverage in cases when a director's or officer's legal defense was unsuccessful if both of the following apply:

     o If the director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company; and
     o    If only the director's legal expenses would be covered.

Establish/Amend Nominee Qualifications

(2) Similar structure" would be a structure that allows shareholders to nominate candidates who the company will include on the management ballot IN ADDITION TO management's nominees, and their bios are included in management's proxy.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -12-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Vote CASE-BY-CASE on proposals that establish or amend director qualifications. Votes should be based on how reasonable the criteria are and to what degree they may preclude dissident nominees from joining the board. Vote AGAINST shareholder proposals requiring two candidates per board seat.

Filling Vacancies/Removal of Directors

Vote AGAINST proposals that provide that directors may be removed only for cause.

Vote FOR proposals to restore shareholders' ability to remove directors with or without cause.

Vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

Independent Chair (Separate Chair/CEO)

Generally vote FOR shareholder proposals requiring that the chairman's position be filled by an independent director, unless there are compelling reasons to recommend against the proposal, such as a counterbalancing governance structure. This should include all the following:

     o Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) The duties should include, but are not limited to, the following:

          o presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;
          o serves as liaison between the chairman and the independent directors;
          o    approves information sent to the board;
          o    approves meeting agendas for the board;
          o approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;
          o    has the authority to call meetings of the independent directors;
          o if requested by major shareholders, ensures that he is available for consultation and direct communication;

     o The company publicly discloses a comparison of the duties of its independent lead director and its chairman;
     o The company publicly discloses a sufficient explanation of why it chooses not to give the position of chairman to the independent lead director, and instead combine the chairman and CEO positions;
     o    Two-thirds independent board;
     o    All independent key committees;
     o    Established governance guidelines;
     o The company should not have underperformed both its peers and index on the basis of both one-year and three-year total shareholder returns*, unless there has been a change in the Chairman/CEO position within that time; and
     o    The company does not have any problematic governance issues.

Vote FOR the proposal if the company does not provide disclosure with respect to any or all of the bullet points above. If disclosure is provided, evaluate on a CASE-BY-CASE basis.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -13-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

* The industry peer group used for this evaluation is the average of the 12 companies in the same 6-digit GICS group that are closest in revenue to the company. To fail, the company must under-perform its index and industry group on all 4 measures (1 and 3 year on industry peers and index).

Majority of Independent Directors/Establishment of Committees

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS' definition of independent outsider. (See Classification of Directors.)

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

Majority Vote Shareholder Proposals

Generally vote FOR precatory and binding resolutions requesting that the board change the company's bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats. Companies are strongly encouraged to also adopt a post-election policy (also know as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.

Office of the Board

Generally vote FOR shareholders proposals requesting that the board establish an Office of the Board of Directors in order to facilitate direct communications between shareholders and non-management directors, unless the company has all of the following:

     o Established a communication structure that goes beyond the exchange requirements to facilitate the exchange of information between shareholders and members of the board;
     o Effectively disclosed information with respect to this structure to its shareholders;
     o Company has not ignored majority-supported shareholder proposals or a majority withhold vote on a director nominee; and
     o The company has an independent chairman or a lead/presiding director, according to ISS' definition. This individual must be made available for periodic consultation and direct communication with major shareholders.

Open Access

Vote shareholder proposals asking for open or proxy access on a CASE-BY-CASE basis, taking into account: The ownership threshold proposed in the resolution; The proponent's rationale for the proposal at the targeted company in terms of board and director conduct.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -14-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Performance Test for Directors

On a CASE-BY-CASE basis, Vote AGAINST or WITHHOLD from directors of Russell 3000 companies that underperformed relative to their industry peers. The criterion used to evaluate such underperformance is a combination of four performance measures: One measurement is a market-based performance metric and three measurements are tied to the company's operational performance. The market performance metric in the methodology is five-year Total Shareholder Return
(TSR) on a relative basis within each four-digit GICS group. The three operational performance metrics are sales growth, EBITDA growth (or operating income growth for companies in the financial sector), and pre-tax operating Return on Invested Capital (ROIC) (or Return on Average Assets (ROAA) for companies in the financial sector) on a relative basis within each four-digit GICS group. All four metrics will be time-weighted as follows: 40 percent on the trailing 12 month period and 60 percent on the 48 month period prior to the trailing 12 months. This methodology emphasizes the company's historical performance over a five-year period yet also accounts for near-term changes in a company's performance. The table below summarizes the framework:

Metrics                     Basis of Evaluation     Weighting      2nd Weighting
--------------------------------------------------------------------------------
Operational                                                             50%
Performance
--------------------------------------------------------------------------------
5-year Average              Management              33.3%
pre-tax operating           efficiency in
ROIC or ROAA*               deploying assets
--------------------------------------------------------------------------------
5-year Sales                Top-Line                33.3%
Growth
--------------------------------------------------------------------------------
5-year EBITDA               Core-earnings           33.3%
Growth or
Operating Income
Growth*
--------------------------------------------------------------------------------
Sub Total                                           100%
--------------------------------------------------------------------------------
Stock                                                                50%
Performance
--------------------------------------------------------------------------------
5-year TSR                  Market
--------------------------------------------------------------------------------
Total                                                                100%
--------------------------------------------------------------------------------
*Metric applies to companies in the financial sector

Adopt a two-phase approach. In Year 1, the worst performers (bottom 5 percent) within each of the 24 GICS groups receive are noted. In Year 2, consider a vote AGAINST or WITHHOLD votes from director nominees if a company continues to be in the bottom five percent within its GICS group for that respective year and shows no improvement in its most recent trailing 12 months operating and market performance relative to its peers in its GICS group. Take into account various factors including:

     o    Year-to-date performance;
     o    Situational circumstances;
     o    Change in management/board;
     o    Overall governance practices.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -15-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Stock Ownership Requirements

Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While stock ownership on the part of directors is desired, the company should determine the appropriate ownership requirement.

Vote CASE-BY-CASE on shareholder proposals asking that the company adopt a holding or retention period for its executives (for holding stock after the vesting or exercise of equity awards), taking into account any stock ownership requirements or holding period/retention ratio already in place and the actual ownership level of executives.

Term Limits

Vote AGAINST shareholder or management proposals to limit the tenure of outside directors through term limits. However, scrutinize boards where the average tenure of all directors exceeds 15 years for independence from management and for sufficient turnover to ensure that new perspectives are being added to the board.

















--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -16-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

3. Proxy Contests

Voting for Director Nominees in Contested Elections

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

     o Long-term financial performance of the target company relative to its industry;
     o    Management's track record;
     o    Background to the proxy contest;
     o    Qualifications of director nominees (both slates);
     o Strategic plan of dissident slate and quality of critique against management;
     o Likelihood that the proposed goals and objectives can be achieved (both slates);
     o    Stock ownership positions.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Generally vote FOR shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:

     o The election of fewer than 50% of the directors to be elected is contested in the election;
     o    One or more of the dissident's candidates is elected;
     o    Shareholders are not permitted to cumulate their votes for directors;
          and
     o The election occurred, and the expenses were incurred, after the adoption of this bylaw.

Confidential Voting

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators, and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -17-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

4. Antitakeover Defenses and Voting Related Issues

Advance Notice Requirements for Shareholder Proposals/Nominations

Vote CASE-BY-CASE on advance notice proposals, supporting those proposals which allow shareholders to submit proposals as close to the meeting date as reasonably possible and within the broadest window possible.

Amend Bylaws without Shareholder Consent

Vote AGAINST proposals giving the board exclusive authority to amend the bylaws.

Vote FOR proposals giving the board the ability to amend the bylaws in addition to shareholders.

Poison Pills

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

     o    Shareholders have approved the adoption of the plan; or
     o The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay in adoption that would result from seeking stockholder approval (i.e., the "fiduciary out" provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within 12 months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within 12 months would be considered sufficient.

Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

     o    No lower than a 20% trigger, flip-in or flip-over;
     o    A term of no more than three years;
     o No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;
     o Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

Shareholder Ability to Act by Written Consent

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent. Vote FOR proposals to allow or make easier shareholder action by written consent.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -18-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Shareholder Ability to Call Special Meetings

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings. Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

Supermajority Vote Requirements

Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.













--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -19-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

5. Mergers and Corporate Restructurings

Overall Approach

For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

     o Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

     o Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

     o Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

     o Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

     o Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the "ISS Transaction Summary" section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

     o Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

Appraisal Rights

Vote FOR proposals to restore, or provide shareholders with rights of appraisal.

Asset Purchases

Vote CASE-BY-CASE on asset purchase proposals, considering the following factors:

     o    Purchase price;
     o    Fairness opinion;
     o    Financial and strategic benefits;
     o    How the deal was negotiated;
     o    Conflicts of interest;
     o    Other alternatives for the business;
        o  Non-completion risk.

Asset Sales

Vote CASE-BY-CASE on asset sales, considering the following factors:

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -20-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

     o    Impact on the balance sheet/working capital;
     o    Potential elimination of diseconomies;
     o    Anticipated financial and operating benefits;
     o    Anticipated use of funds;
     o    Value received for the asset;
     o    Fairness opinion;
     o    How the deal was negotiated;
     o    Conflicts of interest.

Bundled Proposals

Vote CASE-BY-CASE on bundled or "conditional" proxy proposals. In the case of items that are conditioned upon each other, examine the benefits and costs of the packaged items. In instances when the joint effect of the conditioned items is not in shareholders' best interests, vote AGAINST the proposals. If the combined effect is positive, support such proposals.

Conversion of Securities

Vote CASE-BY-CASE on proposals regarding conversion of securities. When evaluating these proposals the investor should review the dilution to existing shareholders, the conversion price relative to market value, financial issues, control issues, termination penalties, and conflicts of interest.

Vote FOR the conversion if it is expected that the company will be subject to onerous penalties or will be forced to file for bankruptcy if the transaction is not approved.

Corporate Reorganization/Debt Restructuring/Prepackaged Bankruptcy Plans/Reverse Leveraged Buyouts/Wrap Plans Vote CASE-BY-CASE on proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan, taking into consideration the following:

     o    Dilution to existing shareholders' position;
     o    Terms of the offer;
     o    Financial issues;
     o    Management's efforts to pursue other alternatives;
     o    Control issues;
     o    Conflicts of interest.

Vote FOR the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.

Formation of Holding Company

Vote CASE-BY-CASE on proposals regarding the formation of a holding company, taking into consideration the following:

     o    The reasons for the change;
     o    Any financial or tax benefits;
     o    Regulatory benefits;
     o    Increases in capital structure;


--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -21-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

     o    Changes to the articles of incorporation or bylaws of the company.

Absent compelling financial reasons to recommend the transaction, vote AGAINST the formation of a holding company if the transaction would include either of the following:

     o Increases in common or preferred stock in excess of the allowable maximum (see discussion under "Capital Structure");
     o    Adverse changes in shareholder rights.

Going Private Transactions (LBOs, Minority Squeezeouts, and Going Dark) Vote CASE-BY-CASE on going private transactions, taking into account the following:

     o    Offer price/premium;
     o    Fairness opinion;
     o    How the deal was negotiated;
     o    Conflicts of interest;
     o    Other alternatives/offers considered; and
     o    Non-completion risk.

Vote CASE-BY-CASE on "going dark" transactions, determining whether the transaction enhances shareholder value by taking into consideration:

     o Whether the company has attained benefits from being publicly-traded (examination of trading volume, liquidity, and market research of the stock);
     o    Cash-out value;
     o Whether the interests of continuing and cashed-out shareholders are balanced; and
     o    The market reaction to public announcement of transaction.

Joint Ventures

Vote CASE-BY-CASE on proposals to form joint ventures, taking into account the following:

     o    Percentage of assets/business contributed;
     o    Percentage ownership;
     o    Financial and strategic benefits;
     o    Governance structure;
     o    Conflicts of interest;
     o    Other alternatives;
     o    Noncompletion risk.

Liquidations

Vote CASE-BY-CASE on liquidations, taking into account the following:

     o    Management's efforts to pursue other alternatives;
     o    Appraisal value of assets; and
     o    The compensation plan for executives managing the liquidation.

Vote FOR the liquidation if the company will file for bankruptcy if the proposal is not approved.

Mergers and Acquisitions/ Issuance of Shares to Facilitate Merger or Acquisition


--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -22-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Vote CASE-BY-CASE on mergers and acquisitions, determining whether the transaction enhances shareholder value by giving consideration to items listed under "Mergers and Corporate Restructurings: Overall Approach."

Private Placements/Warrants/Convertible Debentures

Vote CASE-BY-CASE on proposals regarding private placements, taking into consideration:

     o    Dilution to existing shareholders' position;
     o    Terms of the offer;
     o    Financial issues;
     o    Management's efforts to pursue other alternatives;
     o    Control issues;
     o    Conflicts of interest.

Vote FOR the private placement if it is expected that the company will file for bankruptcy if the transaction is not approved.

Spinoffs

Vote CASE-BY-CASE on spin-offs, considering:

     o    Tax and regulatory advantages;
     o    Planned use of the sale proceeds;
     o    Valuation of spinoff;
     o    Fairness opinion;
     o    Benefits to the parent company;
     o    Conflicts of interest;
     o    Managerial incentives;
     o    Corporate governance changes;
     o    Changes in the capital structure.

Value Maximization Proposals

Vote CASE-BY-CASE on shareholder proposals seeking to maximize shareholder value by hiring a financial advisor to explore strategic alternatives, selling the company or liquidating the company and distributing the proceeds to shareholders. These proposals should be evaluated based on the following factors:

     o    Prolonged poor performance with no turnaround in sight;
     o    Signs of entrenched board and management;
     o    Strategic plan in place for improving value;
     o    Likelihood of receiving reasonable value in a sale or dissolution; and

Whether company is actively exploring its strategic options, including retaining a financial advisor.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -23-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

6. State of Incorporation

Control Share Acquisition Provisions

Control share acquisition statutes function by denying shares their voting rights when they contribute to ownership in excess of certain thresholds. Voting rights for those shares exceeding ownership limits may only be restored by approval of either a majority or supermajority of disinterested shares. Thus, control share acquisition statutes effectively require a hostile bidder to put its offer to a shareholder vote or risk voting disenfranchisement if the bidder continues buying up a large block of shares.

Vote FOR proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders.

Vote AGAINST proposals to amend the charter to include control share acquisition provisions.

Vote FOR proposals to restore voting rights to the control shares.

Control Share Cash-Out Provisions

Control share cash-out statutes give dissident shareholders the right to "cash-out" of their position in a company at the expense of the shareholder who has taken a control position. In other words, when an investor crosses a preset threshold level, remaining shareholders are given the right to sell their shares to the acquirer, who must buy them at the highest acquiring price.

Vote FOR proposals to opt out of control share cash-out statutes.

Disgorgement Provisions

Disgorgement provisions require an acquirer or potential acquirer of more than a certain percentage of a company's stock to disgorge, or pay back, to the company any profits realized from the sale of that company's stock purchased 24 months before achieving control status. All sales of company stock by the acquirer occurring within a certain period of time (between 18 months and 24 months) prior to the investor's gaining control status are subject to these recapture-of-profits provisions.

Vote FOR proposals to opt out of state disgorgement provisions.

Fair Price Provisions

Vote CASE-BY-CASE on proposals to adopt fair price provisions (provisions that stipulate that an acquirer must pay the same price to acquire all shares as it paid to acquire the control shares), evaluating factors such as the vote required to approve the proposed acquisition, the vote required to repeal the fair price provision, and the mechanism for determining the fair price.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -24-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Generally, vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

Freeze-Out Provisions

Vote FOR proposals to opt out of state freeze-out provisions. Freeze-out provisions force an investor who surpasses a certain ownership threshold in a company to wait a specified period of time before gaining control of the company.

Greenmail

Greenmail payments are targeted share repurchases by management of company stock from individuals or groups seeking control of the company. Since only the hostile party receives payment, usually at a substantial premium over the market value of its shares, the practice discriminates against all other shareholders.

Vote FOR proposals to adopt anti-greenmail charter or bylaw amendments or otherwise restrict a company's ability to make greenmail payments.

Vote CASE-BY-CASE on anti-greenmail proposals when they are bundled with other charter or bylaw amendments.

Reincorporation Proposals

Vote CASE-BY-CASE on proposals to change a company's state of incorporation, taking into consideration both financial and corporate governance concerns, including:

     o    The reasons for reincorporating;
     o    A comparison of the governance provisions;
     o    Comparative economic benefits; and
     o    A comparison of the jurisdictional laws.

Vote FOR re-incorporation when the economic factors outweigh any neutral or negative governance changes.

Stakeholder Provisions

Vote AGAINST proposals that ask the board to consider non-shareholder constituencies or other non-financial effects when evaluating a merger or business combination.

State Antitakeover Statutes

Vote CASE-BY-CASE on proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freeze-out provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, anti-greenmail provisions, and disgorgement provisions).

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -25-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

7. Capital Structure

Adjustments to Par Value of Common Stock

Vote FOR management proposals to reduce the par value of common stock.

Common Stock Authorization

Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance using a model developed by ISS.

Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

In addition, for capital requests less than or equal to 300 percent of the current authorized shares that marginally fail the calculated allowable cap (i.e., exceed the allowable cap by no more than 5 percent), on a CASE-BY-CASE basis, vote FOR the increase based on the company's performance and whether the company's ongoing use of shares has shown prudence. Factors should include, at a minimum, the following:

     o    Rationale;
     o Good performance with respect to peers and index on a five-year total shareholder return basis;
     o    Absence of non-shareholder approved poison pill;
     o    Reasonable equity compensation burn rate;
     o    No non-shareholder approved pay plans; and
     o    Absence of egregious equity compensation practices.

Dual-Class Stock

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to create a new class of nonvoting or sub-voting common stock if:

     o It is intended for financing purposes with minimal or no dilution to current shareholders;
     o It is not designed to preserve the voting power of an insider or significant shareholder.

Issue Stock for Use with Rights Plan

Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder approved shareholder rights plan (poison pill).

Preemptive Rights

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -26-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Vote CASE-BY-CASE on shareholder proposals that seek preemptive rights, taking into consideration: the size of a company, the characteristics of its shareholder base, and the liquidity of the stock.

Preferred Stock

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock).

Vote FOR proposals to create "declawed" blank check preferred stock (stock that cannot be used as a takeover defense).

Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

Recapitalization

Vote CASE-BY-CASE on recapitalizations (reclassifications of securities), taking into account the following:

     o    More simplified capital structure;
     o    Enhanced liquidity;
     o    Fairness of conversion terms;
     o    Impact on voting power and dividends;
     o    Reasons for the reclassification;
     o    Conflicts of interest; and
     o    Other alternatives considered.

Reverse Stock Splits

Vote FOR management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduced.

Vote FOR management proposals to implement a reverse stock split to avoid delisting.

Vote CASE-BY-CASE on proposals to implement a reverse stock split that do not proportionately reduce the number of shares authorized for issue based on the allowable increased calculated using the Capital Structure model.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -27-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Share Repurchase Programs

Vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

Stock Distributions: Splits and Dividends

Vote FOR management proposals to increase the common share authorization for a stock split or share dividend, provided that the increase in authorized shares would not result in an excessive number of shares available for issuance as determined using a model developed by ISS.

Tracking Stock

Vote CASE-BY-CASE on the creation of tracking stock, weighing the strategic value of the transaction against such factors as:

     o    Adverse governance changes;
     o    Excessive increases in authorized capital stock;
     o    Unfair method of distribution;
     o    Diminution of voting rights;
     o    Adverse conversion features;
     o    Negative impact on stock option plans; and
     o    Alternatives such as spin-off.




--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -28-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

8. Executive and Director Compensation

Equity Compensation Plans

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

     o    The total cost of the company's equity plans is unreasonable;
     o The plan expressly permits the repricing of stock options without prior shareholder approval;
     o    There is a disconnect between CEO pay and the company's performance;
     o The company's three year burn rate exceeds the greater of 2% and the mean plus one standard deviation of its industry group; or
     o The plan is a vehicle for poor pay practices. Each of these factors is described below:

Cost of Equity Plans

Generally, vote AGAINST equity plans if the cost is unreasonable. For non-employee director plans, vote FOR the plan if certain factors are met (see Director Compensation section).

The cost of the equity plans is expressed as Shareholder Value Transfer (SVT), which is measured using a binomial option pricing model that assesses the amount of shareholders' equity flowing out of the company to employees and directors. SVT is expressed as both a dollar amount and as a percentage of market value, and includes the new shares proposed, shares available under existing plans, and shares granted but unexercised. All award types are valued. For omnibus plans, unless limitations are placed on the most expensive types of awards (for example, full value awards), the assumption is made that all awards to be granted will be the most expensive types. See discussion of specific types of awards.

The Shareholder Value Transfer is reasonable if it falls below the company-specific allowable cap. The allowable cap is determined as follows: The top quartile performers in each industry group (using the Global Industry Classification Standard GICS) are identified. Benchmark SVT levels for each industry are established based on these top performers' historic SVT. Regression analyses are run on each industry group to identify the variables most strongly correlated to SVT. The benchmark industry SVT level is then adjusted upwards or downwards for the specific company by plugging the company-specific performance measures, size and cash compensation into the industry cap equations to arrive at the company's allowable cap.

Repricing Provisions

Vote AGAINST plans that expressly permit the repricing of underwater stock options without prior shareholder approval, even if the cost of the plan is reasonable. Also, vote AGAINST OR WITHHOLD from members of the Compensation Committee who approved and/or implemented an option exchange program by repricing and buying out underwater options for stock, cash or other consideration or canceling underwater options and regranting options with a lower exercise price without prior shareholder approval, even if such repricings are allowed in their equity plan.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -29-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Vote AGAINST plans if the company has a history of repricing options without shareholder approval, and the applicable listing standards would not preclude them from doing so.

Pay-for-Performance Disconnect Generally vote AGAINST plans in which:

     o There is a disconnect between the CEO's pay and company performance (an increase in pay and a decrease in performance);
     o    The main source of the pay increase (over half) is equity-based; and
     o    The CEO is a participant of the equity proposal.

Performance decreases are based on negative one- and three-year total shareholder returns. CEO pay increases are based on the CEO's total direct compensation (salary, cash bonus, value of non-equity incentive payouts, present value of stock options, face value of restricted stock, target value of performance-based awards, change in pension value and nonqualified deferred compensation earnings, and all other compensation) increasing over the previous year.

Vote AGAINST or WITHHOLD votes from the Compensation Committee members when the company has a pay-for-performance disconnect.

On a CASE-BY-CASE basis, vote for equity plans and FOR compensation committee members with a pay-for-performance disconnect if compensation committee members can present strong and compelling evidence of improved committee performance. This evidence must go beyond the usual compensation committee report disclosure. This additional evidence necessary includes all of the following:

     o The compensation committee has reviewed all components of the CEO's compensation, including the following:
          -    Base salary, bonus, long-term incentives;
          - Accumulative realized and unrealized stock option and restricted stock gains;
          - Dollar value of perquisites and other personal benefits to the CEO and the total cost to the company;
          - Earnings and accumulated payment obligations under the company's nonqualified deferred compensation program;
          - Actual projected payment obligations under the company's supplemental executive retirement plan (SERPs).

     o A tally sheet with all the above components should be disclosed for the following termination scenarios:
          -    Payment if termination occurs within 12 months: $_____;
          -    Payment if "not for cause" termination occurs within 12 months:
               $_____;
          - Payment if "change of control" termination occurs within 12 months: $_____.


     o The compensation committee is committed to providing additional information on the named executives' annual cash bonus program and/or long-term incentive cash plan for the current fiscal year. The compensation committee will provide full disclosure of the qualitative and quantitative performance criteria and hurdle rates used to determine the payouts of the cash program. From this

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -30-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

          disclosure, shareholders will know the minimum level of performance required for any cash bonus to be delivered, as well as the maximum cash bonus payable for superior performance.

The repetition of the compensation committee report does not meet ISS' requirement of compelling and strong evidence of improved disclosure. The level of transparency and disclosure is at the highest level where shareholders can understand the mechanics of the annual cash bonus and/or long-term incentive cash plan based on the additional disclosure.

     o The compensation committee is committed to granting a substantial portion of performance-based equity awards to the named executive officers. A substantial portion of performance-based awards would be at least 50 percent of the shares awarded to each of the named executive officers. Performance-based equity awards are earned or paid out based on the achievement of company performance targets. The company will disclose the details of the performance criteria (e.g., return on equity) and the hurdle rates (e.g., 15 percent) associated with the performance targets. From this disclosure, shareholders will know the minimum level of performance required for any equity grants to be made. The performance-based equity awards do not refer to non-qualified stock options(3) or performance-accelerated grants.(4) Instead, performance-based equity awards are performance-contingent grants where the individual will not receive the equity grant by not meeting the target performance and vice versa.

The level of transparency and disclosure is at the highest level where shareholders can understand the mechanics of the performance-based equity awards based on the additional disclosure.

     o The compensation committee has the sole authority to hire and fire outside compensation consultants. The role of the outside compensation consultant is to assist the compensation committee to analyze executive pay packages or contracts and understand the company's financial measures.

Three-Year Burn Rate/Burn Rate Commitment

Generally vote AGAINST plans if the company's most recent three-year burn rate exceeds one standard deviation in excess of the industry mean (per the following Burn Rate Table) and is over 2 percent of common shares outstanding. The three-year burn rate policy does not apply to non-employee director plans unless outside directors receive a significant portion of shares each year.

The annual burn rate is calculated as follows:

Annual Burn rate = (# of options granted + # of full value shares awarded * Multiplier) / Weighted Average common shares outstanding)


-----------------
(3) Non-qualified stock options are not performance-based awards unless the grant or the vesting of the stock options is tied to the achievement of a pre-determined and disclosed performance measure. A rising stock market will generally increase share prices of all companies, despite of the company's underlying performance.
(4) Performance-accelerated grants are awards that vest earlier based on the achievement of a specified measure. However, these grants will ultimately vest over time even without the attainment of the goal(s).

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -31-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

However, vote FOR equity plans if the company fails this burn rate test but the company commits in a public filing to a three-year average burn rate equal to its GICS group burn rate mean plus one standard deviation (or 2%, whichever is greater), assuming all other conditions for voting FOR the plan have been met. If a company fails to fulfill its burn rate commitment, vote AGAINST or WITHHOLD from the compensation committee.



                                                 2008 Burn Rate Table

                                                       Russell 3000                             Non-Russell 3000
                                                                  Standard                                Standard
GICS              Description                          Mean       Deviation    Mean+STDEV       Mean      Deviation   Mean+STDEV
---------------------------------------------------------------------------------------------------------------------------------
1010              Energy                               1.71%      1.39%        3.09%            2.12%     2.31%       4.43%
1510              Materials                            1.16%      0.77%        1.93%            2.23%     2.26%       4.49%
2010              Capital Goods                        1.51%      1.04%        2.55%            2.36%     2.03%       4.39%
2020              Commercial Services & Supplies       2.35%      1.70%        4.05%            2.20%     2.03%       4.23%
2030              Transportation                       1.59%      1.22%        2.80%            2.02%     2.08%       4.10%
2510              Automobiles & Components             1.89%      1.10%        2.99%            1.73%     2.05%       3.78%
2520              Consumer Durables & Apparel          2.02%      1.31%        3.33%            2.10%     1.94%       4.04%
2530              Hotels Restaurants & Leisure         2.15%      1.18%        3.33%            2.32%     1.93%       4.25%
2540              Media                                1.92%      1.35%        3.27%            3.33%     2.60%       5.93%
2550              Retailing                            1.86%      1.04%        2.90%            3.15%     2.65%       5.80%
3010,
3020, 3030        Food & Staples Retailing             1.69%      1.23%        2.92%            1.82%     2.03%       3.85%
3510              Health Care Equipment & Services     2.90%      1.67%        4.57%            3.75%     2.65%       6.40%
3520              Pharmaceuticals & Biotechnology      3.30%      1.66%        4.96%            4.92%     3.77%       8.69%
4010              Banks                                1.27%      0.88%        2.15%            1.07%     1.12%       2.19%
4020              Diversified Financials               2.45%      2.07%        4.52%            4.41%     5.31%       9.71%
4030              Insurance                            1.21%      0.93%        2.14%            2.07%     2.28%       4.35%
4040              Real Estate                          1.04%      0.81%        1.85%            0.80%     1.21%       2.02%
4510              Software & Services                  3.81%      2.30%        6.11%            5.46%     3.81%       9.27%
4520              Technology Hardware & Equipment      3.07%      1.74%        4.80%            3.43%     2.40%       5.83%
                  Semiconductors & Semiconductor
4530              Equipment                            3.78%      1.81%        5.59%            4.51%     2.30%       6.81%
5010              Telecommunication Services           1.57%      1.23%        2.80%            2.69%     2.41%       5.10%
5510              Utilities                            0.72%      0.50%        1.22%            0.59%     0.66%       1.25%
---------------------------------------------------------------------------------------------------------------------------------

For companies that grant both full value awards and stock options to their employees, apply a premium on full value awards for the past three fiscal years. The guideline for applying the premium is as follows:

Annual Stock Price Volatility                     Multiplier
--------------------------------------------------------------------------------
54.6% and higher                                  1 full-value award will count
                                                    as 1.5 option shares
36.1% or higher and less than 54.6%               1 full-value award will count
                                                    as 2.0 option shares
24.9% or higher and less than 36.1%               1 full-value award will count
                                                    as 2.5 option shares
16.5% or higher and less than 24.9%               1 full-value award will count
                                                    as 3.0 option shares
7.9% or higher and less than 16.5%                1 full-value award will count
                                                    as 3.5 option shares
Less than 7.9%                                    1 full-value award will count
                                                    as 4.0 option shares

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -32-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------


Poor Pay Practices

Vote AGAINST or WITHHOLD from compensation committee members, CEO, and potentially the entire board, if the company has poor compensation practices. Vote AGAINST equity plans if the plan is a vehicle for poor compensation practices.

The following practices, while not exhaustive, are examples of poor compensation practices that may warrant voting against or withholding votes:

     o    Egregious employment contracts:
          > Contracts containing multi-year guarantees for salary increases, bonuses, and equity compensation;

     o    Excessive perks:
          > Overly generous cost and/or reimbursement of taxes for personal use of corporate aircraft, personal security systems maintenance and/or installation, car allowances, and/or other excessive arrangements relative to base salary;

     o Abnormally large bonus payouts without justifiable performance linkage or proper disclosure:
          > Performance metrics that are changed, canceled, or replaced during the performance period without adequate explanation of the action and the link to performance;

     o Egregious pension/SERP (supplemental executive retirement plan) payouts:
          > Inclusion of additional years of service not worked that result in significant payouts
          > Inclusion of performance-based equity awards in the pension calculation;

     o    New CEO with overly generous new hire package:
          >    Excessive "make whole" provisions;
          >    Any of the poor pay practices listed in this policy;

     o    Excessive severance and/or change-in-control provisions:
          >    Inclusion of excessive change-in-control or severance payments, especially those with a multiple in excess of 3X cash pay;
          >    Severance paid for a "performance termination," (i.e., due to the executive's failure to perform job functions at the appropriate level);
          > Change-in-control payouts without loss of job or substantial diminution of job duties (single-triggered);
          > Perquisites for former executives such as car allowances, personal use of corporate aircraft, or other inappropriate arrangements;

     o    Poor disclosure practices:
          >    Unclear explanation of how the CEO is involved in the pay setting process;
          >    Retrospective performance targets and methodology not discussed;
          >    Methodology for benchmarking practices and/or peer group not disclosed and explained;

     o    Internal Pay Disparity:
          > Excessive differential between CEO total pay and that of next highest-paid named executive officer (NEO);
     o    Options backdating (covered in a separate policy);
     o Other excessive compensation payouts or poor pay practices at the company.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -33-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Specific Treatment of Certain Award Types in Equity Plan Evaluations:

Dividend Equivalent Rights

Options that have Dividend Equivalent Rights (DERs) associated with them will have a higher calculated award value than those without DERs under the binomial model, based on the value of these dividend streams. The higher value will be applied to new shares, shares available under existing plans, and shares awarded but not exercised per the plan specifications. DERS transfer more shareholder equity to employees and non-employee directors and this cost should be captured.

Liberal Share Recycling Provisions

Under net share counting provisions, shares tendered by an option holder to pay for the exercise of an option, shares withheld for taxes or shares repurchased by the company on the open market can be recycled back into the equity plan for awarding again. All awards with such provisions should be valued as full-value awards. Stock-settled stock appreciation rights (SSARs) will also be considered as full-value awards if a company counts only the net shares issued to employees towards their plan reserve.

Option Overhang Cost

Companies with sustained positive stock performance and high overhang cost (the overhang alone exceeds the allowable cap) attributable to in-the-money options outstanding in excess of six years may warrant a carve-out of these options from the overhang as long as the dilution attributable to the new share request is reasonable and the company exhibits sound compensation practices. Consider, on a CASE-BY-CASE basis, a carve-out of a portion of cost attributable to overhang, considering the following criteria:

     o Performance: Companies with sustained positive stock performance will merit greater scrutiny. Five-year total shareholder return (TSR), year-over-year performance, and peer performance could play a significant role in this determination.

     o Overhang Disclosure: Assess whether optionees have held in-the-money options for a prolonged period (thus reflecting their confidence in the prospects of the company). Note that this assessment would require additional disclosure regarding a company's overhang. Specifically, the following disclosure would be required:

          o The number of in-the-money options outstanding in excess of six or more years with a corresponding weighted average exercise price and weighted average contractual remaining term;
          o The number of all options outstanding less than six years and underwater options outstanding in excess of six years with a corresponding weighted average exercise price and weighted average contractual remaining term;
          o    The general vesting provisions of option grants; and
          o The distribution of outstanding option grants with respect to the named executive officers;

     o Dilution: Calculate the expected duration of the new share request in addition to all shares currently available for grant under the equity compensation program, based on the company's three-year average burn rate (or a burn-rate commitment that the company makes for future years). The expected duration will be calculated by multiplying the company's unadjusted (options and full-value awards accounted on a one-for-one basis) three-year average burn rate by the most recent fiscal year's weighted average shares outstanding (as used in the company's calculation of basic EPS) and divide the

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -34-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

          sum of the new share request and all available shares under the company's equity compensation program by the product. For example, an expected duration in excess of five years could be considered problematic; and
     o Compensation Practices: An evaluation of overall practices could include: (1) stock option repricing provisions, (2) high concentration ratios (of grants to top executives), or (3) additional practices outlined in the Poor Pay Practices policy.

Other Compensation Proposals and Policies

401(k) Employee Benefit Plans

Vote FOR proposals to implement a 401(k) savings plan for employees.

Advisory Vote on Executive Compensation (Say-on-Pay) Management Proposals

Vote CASE-BY-CASE on management proposals for an advisory vote on executive compensation. Vote AGAINST these resolutions in cases where boards have failed to demonstrate good stewardship of investors' interests regarding executive compensation practices. The following principles and factors should be considered:

1. The following five global principles apply to all markets:

     o Maintain appropriate pay-for-performance alignment with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors: the linkage between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;

     o Avoid arrangements that risk "pay for failure": This principle addresses the use and appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;

     o Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);

     o Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;

     o Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors does not compromise their independence and ability to make appropriate judgments in overseeing managers' pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.

2. For U.S. companies, vote CASE-BY-CASE considering the following factors in the context of each company's specific circumstances and the board's disclosed rationale for its practices:

Relative Considerations:

Assessment of performance metrics relative to business strategy, as discussed and explained in the CD & A;

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -35-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

     o Evaluation of peer groups used to set target pay or award opportunities;
     o Alignment of company performance and executive pay trends over time (e.g., performance down: pay down);
     o Assessment of disparity between total pay of the CEO and other Named Executive Officers (NEOs).

Design Considerations:

     o    Balance of fixed versus performance-driven pay;
     o Assessment of excessive practices with respect to perks, severance packages, supplemental executive pension plans, and burn rates.

Communication Considerations:

     o Evaluation of information and board rationale provided in CD&A about how compensation is determined (e.g., why certain elements and pay targets are used, and specific incentive plan goals, especially retrospective goals);
     o Assessment of board's responsiveness to investor input and engagement on compensation issues (e.g., in responding to majority-supported shareholder proposals on executive pay topics).
Director Compensation

Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company's allowable cap. On occasion, director stock plans that set aside a relatively small number of shares when combined with employee or executive stock compensation plans will exceed the allowable cap. Vote for the plan if ALL of the following qualitative factors in the board's compensation are met and disclosed in the proxy statement:

     o Director stock ownership guidelines with a minimum of three times the annual cash retainer.
     o    Vesting schedule or mandatory holding/deferral period:
          - A minimum vesting of three years for stock options or restricted stock; or
          - Deferred stock payable at the end of a three-year deferral period.
     o    Mix between cash and equity:
          - A balanced mix of cash and equity, for example 40% cash/60% equity or 50% cash/50% equity; or
          - If the mix is heavier on the equity component, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship.
     o No retirement/benefits and perquisites provided to non-employee directors; and
     o Detailed disclosure provided on cash and equity compensation delivered to each non-employee director for the most recent fiscal year in a table. The column headers for the table may include the following: name of each non-employee director, annual retainer, board meeting fees, committee retainer, committee-meeting fees, and equity grants.

Director Retirement Plans

Vote AGAINST retirement plans for non-employee directors.

Vote FOR shareholder proposals to eliminate retirement plans for non-employee directors.

Employee Stock Ownership Plans (ESOPs)

Vote FOR proposals to implement an ESOP or increase authorized shares for existing ESOPs, unless the number of shares allocated to the ESOP is excessive (more than five percent of outstanding shares).

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -36-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Employee Stock Purchase Plans-- Qualified Plans

Vote CASE-BY-CASE on qualified employee stock purchase plans. Vote FOR employee stock purchase plans where all of the following apply:

     o    Purchase price is at least 85 percent of fair market value;
     o    Offering period is 27 months or less; and
     o The number of shares allocated to the plan is ten percent or less of the outstanding shares.

Vote AGAINST qualified employee stock purchase plans where any of the following apply:

     o    Purchase price is less than 85 percent of fair market value; or
     o    Offering period is greater than 27 months; or
     o The number of shares allocated to the plan is more than ten percent of the outstanding shares.

Employee Stock Purchase Plans-- Non-Qualified Plans

Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:

     o Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);
     o Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;
     o Company matching contribution up to 25 percent of employee's contribution, which is effectively a discount of 20 percent from market value;
     o No discount on the stock price on the date of purchase since there is a company matching contribution.

Vote AGAINST nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution exceeds 25 percent of employee's contribution, evaluate the cost of the plan against its allowable cap.

Incentive Bonus Plans and Tax Deductibility Proposals (OBRA-Related Compensation Proposals) Vote FOR proposals that simply amend shareholder-approved compensation plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of
Section 162(m) of the Internal Revenue Code.

Vote FOR proposals to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) unless they are clearly inappropriate.

Vote CASE-BY-CASE on amendments to existing plans to increase shares reserved and to qualify for favorable tax treatment under the provisions of Section 162(m) as long as the plan does not exceed the allowable cap and the plan does not violate any of the supplemental policies.
--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -37-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Generally vote FOR cash or cash and stock bonus plans that are submitted to shareholders for the purpose of exempting compensation from taxes under the provisions of Section 162(m) if no increase in shares is requested.

Options Backdating

In cases where a company has practiced options backdating, vote AGAINST or WITHHOLD on a CASE-BY-CASE basis from the members of the compensation committee, depending on the severity of the practices and the subsequent corrective actions on the part of the board. Vote AGAINST or WITHHOLD from the compensation committee members who oversaw the questionable options grant practices or from current compensation committee members who fail to respond to the issue proactively, depending on several factors, including, but not limited to:

     o Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;
     o    Length of time of options backdating;
     o    Size of restatement due to options backdating;
     o Corrective actions taken by the board or compensation committee, such as canceling or repricing backdated options, or recoupment of option gains on backdated grants;
     o Adoption of a grant policy that prohibits backdating, and creation of a fixed grant schedule or window period for equity grants going forward.

Option Exchange Programs/Repricing Options

Vote CASE-by-CASE on management proposals seeking approval to exchange/reprice options taking into consideration:

     o Historic trading patterns--the stock price should not be so volatile that the options are likely to be back "in-the-money" over the near term;
     o Rationale for the re-pricing--was the stock price decline beyond management's control?
     o    Is this a value-for-value exchange?
     o    Are surrendered stock options added back to the plan reserve?
     o Option vesting--does the new option vest immediately or is there a black-out period?
     o Term of the option--the term should remain the same as that of the replaced option;
     o    Exercise price--should be set at fair market or a premium to market;
     o    Participants--executive officers and directors should be excluded.

If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company's three-year average burn rate. In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company's stock price demonstrates poor timing. Repricing after a recent decline in stock price triggers additional scrutiny and a potential AGAINST vote on the proposal. At a minimum, the decline should not have happened within the past year. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -38-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Stock Plans in Lieu of Cash

Vote CASE-by-CASE on plans that provide participants with the option of taking all or a portion of their cash compensation in the form of stock.

Vote FOR non-employee director-only equity plans that provide a dollar-for-dollar cash-for-stock exchange.

Vote CASE-by-CASE on plans which do not provide a dollar-for-dollar cash for stock exchange. In cases where the exchange is not dollar-for-dollar, the request for new or additional shares for such equity program will be considered using the binomial option pricing model. In an effort to capture the total cost of total compensation, ISS will not make any adjustments to carve out the in-lieu-of cash compensation.

Transfer Programs of Stock Options

One-time Transfers: Vote AGAINST or WITHHOLD from compensation committee members if they fail to submit one-time transfers to shareholders for approval.


Vote CASE-BY-CASE on one-time transfers. Vote FOR if:

     o Executive officers and non-employee directors are excluded from participating;
     o Stock options are purchased by third-party financial institutions at a discount to their fair value using option pricing models such as Black-Scholes or a Binomial Option Valuation or other appropriate financial models;
     o There is a two-year minimum holding period for sale proceeds (cash or stock) for all participants.

Additionally, management should provide a clear explanation of why options are being transferred and whether the events leading up to the decline in stock price were beyond management's control. A review of the company's historic stock price volatility should indicate if the options are likely to be back "in-the-money" over the near term.

Ongoing TSO program: Vote against equity plan proposals if the details of ongoing TSO programs are not provided to shareholders. Since TSOs will be one of the award types under a stock plan, the ongoing TSO program, structure and mechanics must be disclosed to shareholders. The specific criteria to be considered in evaluating these proposals include, but not limited, to the following:

     o    Eligibility;
     o    Vesting;
     o    Bid-price;
     o    Term of options;

Transfer value to third-party financial institution, employees and the company.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -39-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Amendments to existing plans that allow for introduction of transferability of stock options should make clear that only options granted post-amendment shall be transferable.

Shareholder Proposals on Compensation

Advisory Vote on Executive Compensation (Say-on-Pay) Generally, vote FOR shareholder proposals that call for non-binding shareholder ratification of the compensation of the Named Executive Officers and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table.

Compensation Consultants- Disclosure of Board or Company's Utilization

Generally vote FOR shareholder proposals seeking disclosure regarding the Company, Board, or Compensation Committee's use of compensation consultants, such as company name, business relationship(s) and fees paid.

Disclosure/Setting Levels or Types of Compensation for Executives and Directors Generally, vote FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders' needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company.

Vote AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation.

Vote AGAINST shareholder proposals requiring director fees be paid in stock only.

Vote CASE-BY-CASE on all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long-term corporate outlook.

Pay for Superior Performance

Generally vote FOR shareholder proposals based on a case-by-case analysis that requests the board establish a pay-for-superior performance standard in the company's executive compensation plan for senior executives. The proposal has the following principles:

     o Sets compensation targets for the Plan's annual and long-term incentive pay components at or below the peer group median;
     o Delivers a majority of the Plan's target long-term compensation through performance-vested, not simply time-vested, equity awards;
     o Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the plan;
     o Establishes performance targets for each plan financial metric relative to the performance of the company's peer companies;

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -40-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

     o Limits payment under the annual and performance-vested long-term incentive components of the plan to when the company's performance on its selected financial performance metrics exceeds peer group median performance.

Consider the following factors in evaluating this proposal:

     o What aspects of the company's annual and long-term equity incentive programs are performance driven?
     o If the annual and long-term equity incentive programs are performance driven, are the performance criteria and hurdle rates disclosed to shareholders or are they benchmarked against a disclosed peer group?
     o Can shareholders assess the correlation between pay and performance based on the current disclosure?
     o What type of industry and stage of business cycle does the company belong to?

Performance-Based Awards

Vote CASE-BY-CASE on shareholder proposal requesting that a significant amount of future long-term incentive compensation awarded to senior executives shall be performance-based and requesting that the board adopt and disclose challenging performance metrics to shareholders, based on the following analytical steps:

     o First, vote FOR shareholder proposals advocating the use of performance-based equity awards, such as performance contingent options or restricted stock, indexed options or premium-priced options, unless the proposal is overly restrictive or if the company has demonstrated that it is using a "substantial" portion of performance-based awards for its top executives. Standard stock options and performance-accelerated awards do not meet the criteria to be considered as performance-based awards. Further, premium-priced options should have a premium of at least 25 percent and higher to be considered performance-based awards.

     o Second, assess the rigor of the company's performance-based equity program. If the bar set for the performance-based program is too low based on the company's historical or peer group comparison, generally vote FOR the proposal. Furthermore, if target performance results in an above target payout, vote FOR the shareholder proposal due to program's poor design. If the company does not disclose the performance metric of the performance-based equity program, vote FOR the shareholder proposal regardless of the outcome of the first step to the test.

In general, vote FOR the shareholder proposal if the company does not meet both of the above two steps.

Pension Plan Income Accounting

Generally vote FOR shareholder proposals to exclude pension plan income in the calculation of earnings used in determining executive bonuses/compensation.

Pre-Arranged Trading Plans (10b5-1 Plans)

Generally vote FOR shareholder proposals calling for certain principles regarding the use of prearranged trading plans (10b5-1 plans) for executives. These principles include:

     o Adoption, amendment, or termination of a 10b5-1 Plan must be disclosed within two business days in a Form 8-K;
     o Amendment or early termination of a 10b5-1 Plan is allowed only under extraordinary circumstances, as determined by the board;


--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -41-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

     o Ninety days must elapse between adoption or amendment of a 10b5-1 Plan and initial trading under the plan;
     o Reports on Form 4 must identify transactions made pursuant to a 10b5-1 Plan;
     o    An executive may not trade in company stock outside the 10b5-1 Plan.
     o Trades under a 10b5-1 Plan must be handled by a broker who does not handle other securities transactions for the executive.

Recoup Bonuses

Vote on a CASE-BY-CASE on proposals to recoup unearned incentive bonuses or other incentive payments made to senior executives if it is later determined that fraud, misconduct, or negligence significantly contributed to a restatement of financial results that led to the awarding of unearned incentive compensation, taking into consideration:

     o    If the company has adopted a formal recoupment bonus policy; or
     o If the company has chronic restatement history or material financial problems.

Severance Agreements for Executives/Golden Parachutes

Vote FOR shareholder proposals requiring that golden parachutes or executive severance agreements be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts.

Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include, but is not limited to, the following:

     o    The triggering mechanism should be beyond the control of management;
     o The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation during the five years prior to the year in which the change of control occurs;
     o Change-in-control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control. Change in control is defined as a change in the company ownership structure.

Share Buyback Holding Periods

Generally vote AGAINST shareholder proposals prohibiting executives from selling shares of company stock during periods in which the company has announced that it may or will be repurchasing shares of its stock. Vote FOR the proposal when there is a pattern of abuse by executives exercising options or selling shares during periods of share buybacks.

Stock Ownership or Holding Period Guidelines

Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While ISS favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement. Vote CASE-BY-CASE on shareholder proposals asking companies to adopt holding period or retention ratios for their executives, taking into account:

     o Whether the company has any holding period, retention ratio, or officer ownership requirements in place. These should consist of:

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -42-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

          o    Rigorous stock ownership guidelines, or
          o A short-term holding period requirement (six months to one year) coupled with a significant long-term ownership requirement, or
          o    A meaningful retention ratio,
     o Actual officer stock ownership and the degree to which it meets or exceeds the proponent's suggested holding period/retention ratio or the company's own stock ownership or retention requirements.

Supplemental Executive Retirement Plans (SERPs)

Generally vote FOR shareholder proposals requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote unless the company's executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans.

Generally vote FOR shareholder proposals requesting to limit the executive benefits provided under the company's supplemental executive retirement plan
(SERP) by limiting covered compensation to a senior executive's annual salary and excluding of all incentive or bonus pay from the plan's definition of covered compensation used to establish such benefits.

Tax Gross-Up Proposals

Generally vote FOR proposals calling for companies to adopt a policy of not providing tax gross-up payments to executives, except in situations where gross-ups are provided pursuant to a plan, policy, or arrangement applicable to management employees of the company, such as a relocation or expatriate tax equalization policy.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -43-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

9. Corporate Social Responsibility (CSR) Issues

Animal Welfare

Animal Testing

Generally vote AGAINST proposals to phase out the use of animals in product testing unless:

     o The company is conducting animal testing programs that are unnecessary or not required by regulation;
     o The company is conducting animal testing when suitable alternatives are accepted and used at peer firms;
     o The company has been the subject of recent, significant controversy related to its testing programs.

Animal Welfare Policies

Generally vote FOR proposals seeking a report on the company's animal welfare standards unless:

     o The company has already published a set of animal welfare standards and monitors compliance;
     o The company's standards are comparable to or better than those of peer firms; and
     o There are no recent, significant fines or litigation related to the company's treatment of animals.

Controlled Atmosphere Killing (CAK)

Generally vote AGAINST proposals requesting the implementation of CAK methods at company and/or supplier operations unless such methods are required by legislation or generally accepted as the industry standard.

Vote CASE-BY-CASE on proposals requesting a report on the feasibility of implementing CAK methods, considering the availability of existing research conducted by the company or industry groups on this topic and any fines or litigation related to current animal processing procedures at the company.

Consumer Issues

Genetically Modified Ingredients

Generally, vote AGAINST proposals asking restaurants and food retail companies to voluntarily label genetically engineered (GE) ingredients in their products or alternatively to provide interim labeling and eventually eliminate GE ingredients due to the costs and feasibility of labeling and/or phasing out the use of GE ingredients.

Vote CASE-BY CASE on proposals asking food supply and genetic research companies to voluntarily label genetically engineered (GE) ingredients in their products or alternatively to provide interim labeling and eventually eliminate GE ingredients due to the costs and feasibility of labeling and/or phasing out the use of GE ingredients.

Vote CASE-BY-CASE on proposals asking for a report on the feasibility of labeling products containing GE ingredients taking into account:

     o The relevance of the proposal in terms of the company's business and the proportion of it affected by the resolution;

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -44-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

     o The quality of the company's disclosure on GE product labeling and related voluntary initiatives and how this disclosure compares with peer company disclosure;

     o Company's current disclosure on the feasibility of GE product labeling, including information on the related costs;

     o Any voluntary labeling initiatives undertaken or considered by the company.

Generally vote AGAINST proposals seeking a report on the health and environmental effects of genetically modified organisms (GMOs). Health studies of this sort are better undertaken by regulators and the scientific community.

Generally vote AGAINST proposals to completely phase out GE ingredients from the company's products or proposals asking for reports outlining the steps necessary to eliminate GE ingredients from the company's products. Such resolutions presuppose that there are proven health risks to GE ingredients (an issue better left to federal regulators) that outweigh the economic benefits derived from biotechnology.

Consumer Lending

Vote CASE-BY CASE on requests for reports on the company's lending guidelines and procedures, including the establishment of a board committee for oversight, taking into account:

     o Whether the company has adequately disclosed mechanisms in place to prevent abusive lending practices;
     o Whether the company has adequately disclosed the financial risks of the lending products in question;
     o Whether the company has been subject to violations of lending laws or serious lending controversies;
     o    Peer companies' policies to prevent abusive lending practices.

Pharmaceutical Pricing

Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.

Vote CASE-BY-CASE on proposals requesting that the company evaluate their product pricing considering:

     o    The existing level of disclosure on pricing policies;
     o    Deviation from established industry pricing norms;
     o The company's existing initiatives to provide its products to needy consumers;
     o Whether the proposal focuses on specific products or geographic regions.

Pharmaceutical Product Reimportation

Generally vote FOR proposals requesting that companies report on the financial and legal impact of their policies regarding prescription drug reimportation unless such information is already publicly disclosed.

Generally vote AGAINST proposals requesting that companies adopt specific policies to encourage or constrain prescription drug reimportation.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -45-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Product Safety and Toxic Materials

Generally vote FOR proposals requesting the company to report on its policies, initiatives/procedures, and oversight mechanisms related to toxic materials and/or product safety in its supply chain, unless:

     o The company already discloses similar information through existing reports or policies such as a Supplier Code of Conduct and/or a sustainability report;
     o The company has formally committed to the implementation of a toxic materials and/or product safety and supply chain reporting and monitoring program based on industry norms or similar standards within a specified time frame; and
     o The company has not been recently involved in relevant significant controversies or violations.

Vote CASE-BY-CASE on resolutions requesting that companies develop a feasibility assessment to phase-out of certain toxic chemicals and/or evaluate and disclose the potential financial and legal risks associated with utilizing certain chemicals, considering:

     o    Current regulations in the markets in which the company operates;
     o Recent significant controversy, litigation, or fines stemming from toxic chemicals or ingredients at the company; and
     o    The current level of disclosure on this topic.

Generally vote AGAINST resolutions requiring that a company reformulate its products.

Tobacco

Most tobacco-related proposals should be evaluated on a CASE-BY-CASE basis, taking into account the following factors: Advertising to youth:

     o Whether the company complies with federal, state, and local laws on the marketing of tobacco or if it has been fined for violations;
     o Whether the company has gone as far as peers in restricting advertising;
     o Whether the company entered into the Master Settlement Agreement, which restricts marketing of tobacco to youth;
     o Whether restrictions on marketing to youth extend to foreign countries.

Cease production of tobacco-related products or avoid selling products to tobacco companies:

     o    The percentage of the company's business affected;
     o The economic loss of eliminating the business versus any potential tobacco-related liabilities.

Investment in tobacco-related stocks or businesses:

Vote AGAINST proposals prohibiting investment in tobacco equities. Such decisions are better left to portfolio managers.

Second-hand smoke:

     o Whether the company complies with all local ordinances and regulations;
     o The degree that voluntary restrictions beyond those mandated by law might hurt the company's competitiveness;
     o    The risk of any health-related liabilities.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -46-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Spin-off tobacco-related businesses:
     o    The percentage of the company's business affected;
     o    The feasibility of a spin-off;
     o Potential future liabilities related to the company's tobacco business.

Stronger product warnings:

Vote AGAINST proposals seeking stronger product warnings. Such decisions are better left to public health authorities.

Diversity

Board Diversity

Generally vote FOR reports on the company's efforts to diversify the board, unless:

     o The board composition is reasonably inclusive in relation to companies of similar size and business; or
     o The board already reports on its nominating procedures and diversity initiatives.

Generally vote AGAINST proposals that would call for the adoption of specific committee charter language regarding diversity initiatives unless the company fails to publicly disclose existing equal opportunity or non-discrimination policies.

Vote CASE-BY-CASE on proposals asking the company to increase the representation of women and minorities on the board, taking into account:

     o    The degree of board diversity;
     o    Comparison with peer companies;
     o    Established process for improving board diversity;
     o    Existence of independent nominating committee;
     o    Use of outside search firm;
     o    History of EEO violations.

Equality of Opportunity and Glass Ceiling

Generally vote FOR reports outlining the company's equal opportunity initiatives unless all of the following apply:

     o    The company has well-documented equal opportunity programs;
     o The company already publicly reports on its diversity initiatives and/or provides data on its workforce diversity; and
     o    The company has no recent EEO-related violations or litigation.

Generally vote FOR requests for reports outlining the company's progress towards the Glass Ceiling Commission's business recommendations, unless:

     o The composition of senior management and the board is fairly inclusive;
     o The company has well-documented programs addressing diversity initiatives and leadership development;
     o The company already publicly reports on its company-wide affirmative-action initiatives and provides data on its workforce diversity; and

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -47-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

     o The company has had no recent, significant EEO-related violations or litigation.

Vote CASE-BY-CASE on proposals requesting disclosure of a company's EEO1 data or the composition of the company's workforce considering:

     o Existing disclosure on the company's diversity initiatives and policies;
     o Any recent, significant violations or litigation related to discrimination at the company.

Generally vote AGAINST proposals seeking information on the diversity efforts of suppliers and service providers, which can pose a significant cost and administration burden on the company.

Sexual Orientation and Domestic Partner Benefits

Generally, vote FOR proposals seeking to amend a company's EEO statement in order to prohibit discrimination based on sexual orientation, unless the change would result in excessive costs for the company. Generally vote AGAINST proposals to extend company benefits to, or eliminate benefits from domestic partners. Benefits decisions should be left to the discretion of the company.

Climate Change and the Environment

Climate Change

In general, vote FOR resolutions requesting that a company disclose information on the impact of climate change on the company's operations unless:

     o The company already provides current, publicly-available information on the perceived impact that climate change may have on the company as well as associated policies and procedures to address such risks and/or opportunities;
     o The company's level of disclosure is comparable to or better than information provided by industry peers; and
     o There are no significant fines, penalties, or litigation associated with the company's environmental performance.

Concentrated Area Feeding Operations (CAFO)

Generally vote FOR resolutions requesting that companies report to shareholders on the risks and liabilities associated with CAFOs unless:

     o The company has publicly disclosed guidelines for its corporate and contract farming operations, including compliance monitoring; or
     o    The company does not directly source from CAFOs.

Energy Efficiency

Vote CASE-BY-CASE on proposals requesting a company report on its energy efficiency policies, considering:

     o The current level of disclosure related to energy efficiency policies, initiatives, and performance measures;
     o The company's level of participation in voluntary energy efficiency programs and initiatives;
--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -48-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

     o The company's compliance with applicable legislation and/or regulations regarding energy efficiency; and
     o The company's energy efficiency policies and initiatives relative to industry peers.

Facility Safety (Nuclear and Chemical Plant Safety)

Vote CASE-BY-CASE on resolutions requesting that companies report on risks associated with their operations and/or facilities, considering:

     o    The company's compliance with applicable regulations and guidelines;
     o The level of existing disclosure related to security and safety policies, procedures, and compliance monitoring; and,
     o The existence of recent, significant violations, fines, or controversy related to the safety and security of the company's operations and/or facilities.

General Environmental Reporting

Generally vote FOR requests for reports disclosing the company's environmental policies unless it already has well-documented environmental management systems that are available to the public.

Greenhouse Gas Emissions

Generally vote FOR proposals requesting a report on greenhouse gas emissions from company operations and/or products unless this information is already publicly disclosed or such factors are not integral to the company's line of business.

Generally vote AGAINST proposals that call for reduction in greenhouse gas emissions by specified amounts or within a restrictive time frame unless the company lags industry standards and has been the subject of recent, significant fines or litigation resulting from greenhouse gas emissions.

Operations in Protected Areas

Generally vote FOR requests for reports outlining potential environmental damage from operations in protected regions unless:

     o Operations in the specified regions are not permitted by current laws or regulations; The company does not currently have operations or plans to develop operations in these protected regions; or,
     o The company provides disclosure on its operations and environmental policies in these regions comparable to industry peers.

Recycling

Vote CASE-BY-CASE on proposals to adopt a comprehensive recycling strategy, taking into account:

     o    The nature of the company's business and the percentage affected;
     o    The extent that peer companies are recycling;
     o    The timetable prescribed by the proposal;
     o    The costs and methods of implementation;
     o Whether the company has a poor environmental track record, such as violations of applicable regulations.

Renewable Energy

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -49-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

In general, vote FOR requests for reports on the feasibility of developing renewable energy sources unless the report is duplicative of existing disclosure or irrelevant to the company's line of business.

Generally vote AGAINST proposals requesting that the company invest in renewable energy sources. Such decisions are best left to management's evaluation of the feasibility and financial impact that such programs may have on the company.

General Corporate Issues

Charitable Contributions

Vote AGAINST proposals restricting the company from making charitable contributions.

Charitable contributions are generally useful for assisting worthwhile causes and for creating goodwill in the community. In the absence of bad faith, self-dealing, or gross negligence, management should determine which contributions are in the best interests of the company.

CSR Compensation-Related Proposals

Vote CASE-BY-CASE on proposals to review ways of linking executive compensation to social factors, such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, predatory lending, and executive/employee pay disparities. Such resolutions should be evaluated in the context of:

     o    The relevance of the issue to be linked to pay;
     o The degree that social performance is already included in the company's pay structure and disclosed;
     o The degree that social performance is used by peer companies in setting pay;
     o Violations or complaints filed against the company relating to the particular social performance measure;
     o Artificial limits sought by the proposal, such as freezing or capping executive pay;
     o    Independence of the compensation committee;
     o    Current company pay levels.

Generally vote AGAINST proposals calling for an analysis of the pay disparity between corporate executives and other employees as such comparisons may be arbitrary in nature and/or provide information of limited value to shareholders.

HIV/AIDS

Vote CASE-BY-CASE on requests for reports outlining the impact of the health pandemic (HIV/AIDS, malaria and tuberculosis) on the company's Sub-Saharan operations and how the company is responding to it, taking into account:

     o The nature and size of the company's operations in Sub-Saharan Africa and the number of local employees;
     o The company's existing healthcare policies, including benefits and healthcare access for local workers; and
     o    Company donations to healthcare providers operating in the region.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -50-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Vote AGAINST proposals asking companies to establish, implement, and report on a standard of response to the HIV/AIDS, TB, and malaria health pandemic in Africa and other developing countries, unless the company has significant operations in these markets and has failed to adopt policies and/or procedures to address these issues comparable to those of industry peers.

Lobbying Expenditures/Initiatives

Vote CASE-BY-CASE on proposals requesting information on a company's lobbying initiatives, considering any significant controversy or litigation surrounding a company's public policy activities, the current level of disclosure on lobbying strategy, and the impact that the policy issue may have on the company's business operations.

Political Contributions and Trade Associations Spending

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

     o The company is in compliance with laws governing corporate political activities; and
     o The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and not coercive.

Vote AGAINST proposals to publish in newspapers and public media the company's political contributions as such publications could present significant cost to the company without providing commensurate value to shareholders.

Vote CASE-BY-CASE on proposals to improve the disclosure of a company's political contributions and trade association spending considering:

     o Recent significant controversy or litigation related to the company's political contributions or governmental affairs; and
     o The public availability of a company policy on political contributions and trade association spending including information on the types of organizations supported, the business rationale for supporting these organizations, and the oversight and compliance procedures related to such expenditures of corporate assets.

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring contributions can put the company at a competitive disadvantage.

Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

International Issues, Labor Issues, and Human Rights

China Principles

Vote AGAINST proposals to implement the China Principles unless:

     o There are serious controversies surrounding the company's China operations; and

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -51-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

     o The company does not have a code of conduct with standards similar to those promulgated by the International Labor Organization (ILO).

Codes of Conduct

Vote CASE-BY-CASE on proposals to implement certain human rights standards and policies at company facilities. In evaluating these proposals, the following should be considered:

     o The degree to which existing human rights policies and practices are disclosed;
     o Whether or not existing policies are consistent with internationally recognized labor standards;
     o    Whether company facilities are monitored and how;
     o Company participation in fair labor organizations or other internationally recognized human rights initiatives;
     o    The company's primary business model and methods of operation;
     o Proportion of business conducted in markets known to have higher risk of workplace labor right abuse;
     o Whether the company has been recently involved in significant labor and human rights controversies or violations;
     o    Peer company standards and practices; and
     o    Union presence in company's international factories.

Community Impact Assessments

Vote CASE-BY-CASE on requests for reports outlining the potential community impact of company operations in specific regions considering:

     o Current disclosure of applicable risk assessment report(s) and risk management procedures;
     o The impact of regulatory non-compliance, litigation, remediation, or reputational loss that may be associated with failure to manage the company's operations in question, including the management of relevant community and stakeholder relations;
     o The nature, purpose, and scope of the company's operations in the specific region(s); and,
     o The degree to which company policies and procedures are consistent with industry norms.

Foreign Military Sales/Offsets

Vote AGAINST reports on foreign military sales or offsets. Such disclosures may involve sensitive and confidential information. Moreover, companies must comply with government controls and reporting on foreign military sales.

Internet Privacy and Censorship

Vote CASE-BY-CASE on resolutions requesting the disclosure and implementation of Internet privacy and censorship policies and procedures considering:

     o The level of disclosure of policies and procedures relating to privacy, freedom of speech, Internet censorship, and government monitoring of the Internet;
     o Engagement in dialogue with governments and/or relevant groups with respect to the Internet and the free flow of information;
     o The scope of business involvement and of investment in markets that maintain government censorship or monitoring of the Internet;
     o The market-specific laws or regulations applicable to Internet censorship or monitoring that may be imposed on the company; and,
     o The level of controversy or litigation related to the company's international human rights policies and procedures.


--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -52-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

MacBride Principles

Vote CASE-BY-CASE on proposals to endorse or increase activity on the MacBride Principles, taking into account:

     o Company compliance with or violations of the Fair Employment Act of 1989;
     o Company antidiscrimination policies that already exceed the legal requirements;
     o    The cost and feasibility of adopting all nine principles;
     o The cost of duplicating efforts to follow two sets of standards (Fair Employment and the MacBride Principles);
     o    The potential for charges of reverse discrimination;
     o The potential that any company sales or contracts in the rest of the United Kingdom could be negatively impacted;
     o    The level of the company's investment in Northern Ireland;
     o    The number of company employees in Northern Ireland;
     o    The degree that industry peers have adopted the MacBride Principles;
          and
     o Applicable state and municipal laws that limit contracts with companies that have not adopted the MacBride Principles.

Nuclear and Depleted Uranium Weapons

Vote AGAINST proposals asking a company to cease production or report on the risks associated with the use of depleted uranium munitions or nuclear weapons components and delivery systems, including disengaging from current and proposed contracts. Such contracts are monitored by government agencies, serve multiple military and non-military uses, and withdrawal from these contracts could have a negative impact on the company's business.

Operations in High Risk Markets

Vote CASE-BY-CASE on requests for review and a report outlining the company's potential financial and reputation risks associated with operations in "high-risk" markets, such as a terrorism-sponsoring state or otherwise, taking into account:

     o The nature, purpose, and scope of the operations and business involved that could be affected by social or political disruption;
     o Current disclosure of applicable risk assessment(s) and risk management procedures;
     o    Compliance with U.S. sanctions and laws;
     o    Consideration of other international policies, standards, and laws;
          and
     o Whether the company has been recently involved in significant controversies or violations in "high-risk" markets.

Outsourcing/Offshoring

Vote CASE-BY-CASE on proposals calling for companies to report on the risks associated with outsourcing, considering:

     o    Risks associated with certain international markets;
     o    The utility of such a report to shareholders;
     o The existence of a publicly available code of corporate conduct that applies to international operations.

Vendor Standards

Generally vote FOR reports outlining vendor standards compliance unless any of the following apply:

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -53-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

     o The company does not operate in countries with significant human rights violations;
     o    The company has no recent human rights controversies or violations; or
     o The company already publicly discloses information on its vendor standards policies and compliance mechanisms.

Sustainability

Sustainability Reporting

Generally vote FOR proposals requesting the company to report on policies and initiatives related to social, economic, and environmental sustainability, unless:

     o The company already discloses similar information through existing reports or policies such as an Environment, Health, and Safety (EHS) report; a comprehensive Code of Corporate Conduct; and/or a Diversity Report; or
     o The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame.











--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -54-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

10. Mutual Fund Proxies

Election of Directors

Vote CASE-BY-CASE on the election of directors and trustees, following the same guidelines for uncontested directors for public company shareholder meetings. However, mutual fund boards do not usually have compensation committees, so do not withhold for the lack of this committee.

Converting Closed-end Fund to Open-end Fund

Vote CASE-BY-CASE on conversion proposals, considering the following factors:

     o    Past performance as a closed-end fund;
     o    Market in which the fund invests;
     o    Measures taken by the board to address the discount; and
     o Past shareholder activism, board activity, and votes on related proposals.

Proxy Contests

Vote CASE-BY-CASE on proxy contests, considering the following factors:

     o    Past performance relative to its peers;
     o    Market in which fund invests;
     o    Measures taken by the board to address the issues;
     o Past shareholder activism, board activity, and votes on related proposals;
     o    Strategy of the incumbents versus the dissidents;
     o    Independence of directors;
     o    Experience and skills of director candidates;
     o    Governance profile of the company;
     o    Evidence of management entrenchment.

Investment Advisory Agreements

Vote CASE-BY-CASE on investment advisory agreements, considering the following factors:

     o    Proposed and current fee schedules;
     o    Fund category/investment objective;
     o    Performance benchmarks;
     o    Share price performance as compared with peers;
     o    Resulting fees relative to peers;
     o    Assignments (where the advisor undergoes a change of control).

Approving New Classes or Series of Shares

Vote FOR the establishment of new classes or series of shares.

Preferred Stock Proposals

Vote CASE-BY-CASE on the authorization for or increase in preferred shares, considering the following factors:

     o    Stated specific financing purpose;
     o    Possible dilution for common shares;
     o    Whether the shares can be used for antitakeover purposes.

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -55-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

1940 Act Policies

Vote CASE-BY-CASE on policies under the Investment Advisor Act of 1940, considering the following factors:

     o    Potential competitiveness;
     o    Regulatory developments;
     o    Current and potential returns; and
     o    Current and potential risk.

Generally vote FOR these amendments as long as the proposed changes do not fundamentally alter the investment focus of the fund and do comply with the current SEC interpretation.

Changing a Fundamental Restriction to a Nonfundamental Restriction

Vote CASE-BY-CASE on proposals to change a fundamental restriction to a non-fundamental restriction, considering the following factors:

        o  The fund's target investments;
        o  The reasons given by the fund for the change; and
        o  The projected impact of the change on the portfolio.

Change Fundamental Investment Objective to Nonfundamental

Vote AGAINST proposals to change a fund's fundamental investment objective to non-fundamental.

Name Change Proposals

Vote CASE-BY-CASE on name change proposals, considering the following factors:

     o    Political/economic changes in the target market;
     o    Consolidation in the target market; and
     o    Current asset composition.

Change in Fund's Subclassification

Vote CASE-BY-CASE on changes in a fund's sub-classification, considering the following factors:

     o    Potential competitiveness;
     o    Current and potential returns;
     o    Risk of concentration;
     o    Consolidation in target industry.

Disposition of Assets/Termination/Liquidation

Vote CASE-BY-CASE on proposals to dispose of assets, to terminate or liquidate, considering the following factors:

     o    Strategies employed to salvage the company;
     o    The fund's past performance;
     o    The terms of the liquidation.

Changes to the Charter Document

Vote CASE-BY-CASE on changes to the charter document, considering the following factors:

     o    The degree of change implied by the proposal;

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -56-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

     o    The efficiencies that could result;
     o    The state of incorporation;
     o    Regulatory standards and implications.

Vote AGAINST any of the following changes:

     o Removal of shareholder approval requirement to reorganize or terminate the trust or any of its series;
     o Removal of shareholder approval requirement for amendments to the new declaration of trust;
     o Removal of shareholder approval requirement to amend the fund's management contract, allowing the contract to be modified by the investment manager and the trust management, as permitted by the 1940 Act;
     o Allow the trustees to impose other fees in addition to sales charges on investment in a fund, such as deferred sales charges and redemption fees that may be imposed upon redemption of a fund's shares;
     o Removal of shareholder approval requirement to engage in and terminate subadvisory arrangements;
     o Removal of shareholder approval requirement to change the domicile of the fund.

Changing the Domicile of a Fund

Vote CASE-BY-CASE on re-incorporations, considering the following factors:

     o    Regulations of both states;
     o    Required fundamental policies of both states;
     o    The increased flexibility available.

Authorizing the Board to Hire and Terminate Subadvisors Without Shareholder Approval Vote AGAINST proposals authorizing the board to hire/terminate subadvisors without shareholder approval.

Distribution Agreements

Vote CASE-BY-CASE on distribution agreement proposals, considering the following factors:

     o    Fees charged to comparably sized funds with similar objectives;
     o    The proposed distributor's reputation and past performance;
     o    The competitiveness of the fund in the industry;
     o    The terms of the agreement.

Master-Feeder Structure

Vote FOR the establishment of a master-feeder structure.

Mergers

Vote CASE-BY-CASE on merger proposals, considering the following factors:

     o    Resulting fee structure;
     o    Performance of both funds;
     o    Continuity of management personnel;
     o Changes in corporate governance and their impact on shareholder rights.

Shareholder Proposals for Mutual Funds

Establish Director Ownership Requirement

--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -57-

--------------------------------------------------------------------------------
RiskMetrics Group                                            www.riskmetrics.com
--------------------------------------------------------------------------------

Generally vote AGAINST shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.

Reimburse Shareholder for Expenses Incurred

Vote CASE-BY-CASE on shareholder proposals to reimburse proxy solicitation expenses. When supporting the dissidents, vote FOR the reimbursement of the proxy solicitation expenses.

Terminate the Investment Advisor

Vote CASE-BY-CASE on proposals to terminate the investment advisor, considering the following factors:

     o    Performance of the fund's Net Asset Value (NAV);
     o    The fund's history of shareholder relations;
     o    The performance of other funds under the advisor's management.









--------------------------------------------------------------------------------
2008 US Proxy Voting Guidelines Summary                                     -58-